Exhibit 10.1

AGREEMENT TO AMEND AND EXERCISE WARRANTS

This Agreement to Amend and Exercise Warrants and Related Matters (the “Agreement”), dated as of December 22, 2016, is by and among GeoVax Labs, Inc., a Delaware corporation (the “Company”), and the investors listed on the signature pages hereto.

WHEREAS, pursuant to a Securities Purchase Agreement dated February 25, 2015 as amended February 15, 2016 (the “2015 Purchase Agreement”), among the Company and specified purchasers (the “Purchasers”), the Purchasers were issued 3,000 shares of the Company’s Series C Convertible Preferred Stock (the “Series C Stock”) and Series D Warrants, Series E Warrants, and Series F Warrants (collectively, the “2015 Warrants”) to purchase up to an aggregate of 49,999,998 shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), and in the individual amounts set forth below such Purchaser’s name on the signature pages to the 2015 Purchase Agreement;

WHEREAS, the Company desires to encourage the Purchasers to exercise the 2015 Warrants by agreeing to pay a warrant exercise fee as described below.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Purchasers and the Company agree as follows:

article I

definitions

Section 1.     Definitions. Capitalized terms not defined in this Agreement shall have the meanings ascribed to such terms in the 2015 Purchase Agreement and in the Certificate of Designation for the Series C Stock filed with the Delaware Secretary of State which authorized the Series C Stock (the “Series C Certificate of Designation”), as applicable.

ARTICLE II

AMENDMENTS AND OTHER AGREEMENTS

Section 2.1.     Payment of Warrant Exercise Fee upon Exercise of 2015 Warrants. The 2015 Warrants entitle the Purchasers to acquire Common Stock as follows:

Warrant Holder	Number of Shares	Current Exercise Price
Series E Warrants:
Sabby Healthcare Master Fund, Ltd.	701,039	$0.09416
Sabby Volatility Warrant Master Fund, Ltd.	801,039	$0.09416
Series D Warrants:
Sabby Healthcare Master Fund, Ltd.	8,333,333	$0.11299
Sabby Volatility Warrant Master Fund, Ltd.	8,333,333	$0.11299
Series F Warrants:
Sabby Healthcare Master Fund, Ltd.	8,333,333	$0.11299
Sabby Volatility Warrant Master Fund, Ltd.	8,333,333	$0.11299

The Purchasers agree to promptly exercise their 2015 Warrants pursuant to Section 2.3 below. To induce the Purchasers to exercise the Series E Warrants, the Company agrees to pay to each Purchaser a warrant exercise fee of $0.04416 for each share purchased by such Purchaser upon exercise of the Series E Warrants from and after the date hereof, such that the net purchase price of such warrants shall be $0.05 per share. The Company agrees to pay the warrant exercise fees to the applicable Purchaser within three (3) business days after the Company receives the proceeds from each exercise of 2015 Warrants. Such warrant exercise fee shall be paid by wire transfer to the account designated by such Purchaser. The payment of the exercise fee pursuant to this agreement shall be the only exercise fee due, notwithstanding any prior agreement between the parties with respect to such fees.

Section 2.2.     Antidilution Provisions. The Company and each Purchaser acknowledge and agree that the following antidilution provisions apply:

(a)     Section 7(b) of the Series C Certificate of Designation pursuant to Section 8(e) thereof;

(b)     Section 3(b) of the Series D Warrants issued February 27, 2015 (the “Series D Warrants”) pursuant to Section 5(l) thereof;

(c)     Section 3(b) of the Series F Warrants issued February 27, 2015 (the “Series F Warrants”) pursuant to Section 5(l) thereof; and

(d)     Section 3 (b) of the warrant issued February 27, 2015 in favor of Maxim Partners LLC (“Maxim”).

Section 2.3.     Exercise of 2015 Warrants. Promptly after the execution of this Agreement by the parties hereto, the Purchasers shall submit a Notice of Exercise and exercise all of their Series E Warrants. The exercise price for the Series E Warrants in connection with such exercise shall be paid in cash by means of wire transfer so long as a Registration Statement covering the exercise of such Series E Warrants is effective and the prospectus therein available at the time of such exercise.

Furthermore, promptly after the execution of this Agreement by the parties hereto, the Purchasers shall submit a Notice of Exercise and exercise sufficient Series D Warrants such that each of the Purchasers (collectively with such Purchaser’s affiliates) shall thereafter be the beneficial owner of 9.98% of the Company’s Common Stock (after taking into account the exercise of Series E Warrants pursuant to this Section 2.3). The computation of such percentage shall be as provided in Section 2 (e) of the Series D Warrant. The exercise price for the Series D Warrants in connection with such exercise shall be paid in cash by means of wire transfer so long as a Registration Statement covering the exercise of such Series D Warrants is effective and the prospectus therein available at the time of such exercise.

Section 2.4.     Purchasers’ Agreement to Give Priority to Exercise of the 2015 Warrants. The Purchasers agree that if, after the exercise of 2015 Warrants pursuant to Section 2.3, a Purchaser’s beneficial ownership shall fall below 9.98% of the Company’s Common Stock, and such Purchaser shall desire to acquire additional shares of the Company’s Common Stock, during the term of the 2015 Warrants, such Purchaser shall purchase such Common Stock by exercising sufficient 2015 Warrants such that a minimum of 50% of each such acquisition results from exercise of 2015 Warrants before acquiring such shares pursuant to any other rights to acquire Common Stock (such as the right to convert Series C Stock) until it has acquired all of the shares of the Company’s Common Stock subject to the 2015 Warrants.

The provisions of this Section 2.4 shall be null and void in the event either (x) the Company breaches or is in default of its obligations under any Transaction Document, including, without limitation, the timely payment of all warrant exercise fees pursuant to Section 2.1 in connection with all 2015 Warrant exercises or (y) there is no effective Registration Statement (or the prospectus therein is not available) covering the resale of the Warrant Shares issuable upon exercise of the 2015 Warrants by the Purchasers (assuming such registration is required under the February 27, 2015 Registration Rights Agreement).

Section 2.5.     Effect on Existing Documents. The foregoing agreements and consents are given solely in respect of the transactions described herein. Except as expressly set forth herein, all of the terms and conditions of the 2015 Purchase Agreement, Series C Certificate of Designation, Series D Warrants, Series E Warrants, and Series F Warrants shall continue in full force and effect after the execution of this Agreement, and shall not be in any other way changed, modified or superseded by the terms set forth herein.

Section 2.6.     Filing of Form 8-K. By 9:00 am (NY time) on the business day immediately following the date hereof, the Company shall issue a Current Report on Form 8-K and a prospectus supplement to the existing Registration Statements, reasonably acceptable to each Purchaser disclosing the material terms of the transactions contemplated hereby, which shall include this Agreement as an attachment thereto.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1.     Representations and Warranties of the Company. The Company hereby makes the representations and warranties set forth below to the Purchasers that as of the date of its execution of this Agreement:

(a)     Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Company and no further action is required by such Company, its board of directors or its stockholders in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)     Outstanding Shares. As of the date hereof, and before the exercise of 2015 Warrants contemplated by this Agreement, there are 49,722,733 issued and outstanding shares of Common Stock.

(c)     Other Securities. The transactions hereunder will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities, other than holders of Series A Warrants, or the warrants held by Maxim Partners LLP.

(d)     Effective Registration. Registration Statement no 333-208549, which registers the resale of the Common Stock issuable upon exercise of the 2015 Warrants by the Purchasers, is effective and the prospectus therein is current and available to cover the resale of the Company Common Stock registered pursuant to such Registration Statement.

(e)     Equal Consideration. The Company has complied with the provisions of Section 4.13 of the 2015 Purchase Agreement in effecting the transactions contemplated hereby.

Section 3.2.     Representations and Warranties of the Purchasers. Each Purchaser hereby makes the representations and warranties set forth below to the Company that as of the date of its execution of this Agreement: (i) the execution and delivery of this Agreement by such Purchaser and the consummation by such Purchaser of the transactions contemplated hereby have been duly authorized by all necessary action on such Purchaser’s behalf and (ii) this Agreement has been duly executed and delivered by such Purchaser and constitutes the valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except (A) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (B) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (C) insofar as indemnification and contribution provisions may be limited by applicable law.

ARTICLE IV

MISCELLANEOUS

Section 4.1.     Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be made in accordance with the provisions of the 2015 Purchase Agreement with respect to the 2015 Warrants.

Section 4.2.     Survival. All warranties and representations (as of the date such warranties and representations were made) made herein or in any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by the parties hereto and shall survive the issuance of Common Stock upon exercise of 2015 Warrants. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties; provided however that no party may assign this Agreement or the obligations and rights of such party hereunder without the prior written consent of the other parties hereto.

Section 4.3.     Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

Section 4.4.     Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Section 4.5.     Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined pursuant to the Governing Law provision of the 2015 Purchase Agreement.

Section 4.6.     Entire Agreement. This Agreement, together with any exhibits and schedules thereto, contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Section 4.7.     Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 4.8.     Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser hereunder are several and not joint with the obligations of any other Purchasers hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

Section 4.9.     Fees and Expenses. Except as expressly set forth herein, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Common Stock upon exercise of a 2015 Warrant.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to Amend and Exercise Warrants to be duly executed by their respective authorized signatories as of the date first indicated above.

geovax labs, inc.

By:
Name: Mark W. Reynolds Title: Chief Financial Officer

IN WITNESS WHEREOF, the undersigned Purchaser has caused this Agreement to Amend and Exercise Warrants to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Sabby Volatility Warrant Master Fund, Ltd

Signature of Authorized Signatory of Purchaser:______________________

Name of Authorized Signatory: Robert Grundstein

Title of Authorized Signatory: COO of Investment Manager

Email Address of Purchaser: rgrundstein@sabbycapital.com

Address for Notice of Purchaser: c/o Sabby Management, LLC

10 Mountainview Road, Suite 205

Upper Saddle River, NJ 07458

Address for Delivery of Securities for Purchaser (if not same as above):

IN WITNESS WHEREOF, the undersigned Purchaser has caused this Agreement to Amend and Exercise Warrants to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Sabby Healthcare Master Fund, Ltd

Signature of Authorized Signatory of Purchaser: ________________________

Name of Authorized Signatory: Robert Grundstein

Title of Authorized Signatory: COO of Investment Manager

Email Address of Purchaser: rgrundstein@sabbycapital.com

Address for Notice of Purchaser: c/o Sabby Management, LLC

10 Mountainview Road, Suite 205

Upper Saddle River, NJ 07458

Address for Delivery of Securities for Purchaser (if not same as above):